    [LETTERHEAD OF NELSON MULLINS RILEY & SCARBOROUGH, L.L.P. APPEARS HERE]


                                 June 1, 1998


VIA ELECTRONIC TRANSMISSION
---------------------------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:  The InterCept Group, Inc.
             Form 8-A Registration Statement
             File No. 333-47197

Ladies and Gentlemen:

        On behalf of The InterCept Group, Inc. (the "Company"), we are transmitting for filing under Section 12(g) of the Securities Exchange Act of 1934 the Company's Registration Statement on Form 8-A. The exhibits to the Form 8-A Registration Statement are incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Commission under the Securities Act of 1933, File No. 333-47197.

        The Company's Common Stock will be listed on the Nasdaq National Market. Pursuant to Rule 12d1-2(c)(2) under the Exchange Act, we understand that the Form 8-A Registration Statement will become effective upon the effectiveness of the Securities Act registration statement, which is anticipated to be June 1, 1998.

        Please contact me at (404) 817-6255 or Susan L. Spencer at (404) 817-6165 if you have any questions or comments.


                                       Very truly yours,

                                       /s/ Jonathan R. Coe
                                       Jonathan R. Coe

Enclosure
cc:  Mr. John W. Collins
     Susan L. Spencer, Esq.

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       _________________________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                       __________________________________

                           THE INTERCEPT GROUP, INC.
             (Exact name of Registrant as Specified in Its Charter)


       Georgia                                                  58-2237359
(State of Incorporation                                      (I.R.S. Employer
   or Organization)                                       Identification Number)


3150 Holcomb Bridge Road                                           30071
       Suite 200                                                 (Zip Code)
   Norcross, Georgia
 (Address of Principal
  Executive Offices)


If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A.(c), please check the          Instruction A.(d), please check the
following box. [_]                           following box. [X]

Securities Act registration statement file number to which this form relates:  333-47197
              -----------

Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class                             Name of Each Exchange on
  Be so Registered                        Which Each Class is to be Registered
 -------------------                      ------------------------------------

       None


Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock, no par value per share
                      ------------------------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For information with respect to the common stock, no par value per share (the "Common Stock"), of The Intercept Group, Inc., a Georgia corporation (the "Registrant"), see the information under the captions "Description of Capital Stock" and "Dividend Policy" contained in the prospectus to be filed by the Company pursuant to Rule 424(b) and deemed a part of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on March 2, 1998, as amended on April 29, 1998, and May 8, 1998, as such Registration Statement may be amended further from time to time (as so amended, the "Form S-1"). The prospectus is deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

     The following exhibits are filed as a part of this Registration Statement:

Exhibit No.    Description
-----------    -----------

    1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form S-1).

    2 Bylaws (Amended and Restated) of the Registrant (incorporated by reference to Exhibit 3.2 to the Form S-1).

    3          Specimen Common Stock Certificate (incorporated by reference to
               Exhibit 4.2 to the Form S-1).


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       THE INTERCEPT GROUP, INC.


                                       /s/ John W. Collins
                                       -------------------
                                       John W. Collins
                                       Chief Executive Officer

Date:  June 1, 1998